Home Equity Loan-Backed Term Notes, GMACM Series 2000-HLTV1
                              Payment Date 4/18/00


Servicing Certificate

Beginning Principal Balance             118,551,296.73
Ending Principal Balance                118,127,747.18
Principal Collections                       423,549.55
Interest Collections                        998,080.52

Active Loan Count                                2,477

Principal Balance of Current Month                0.00
Prefunding

Substitution Adjustment Amount                    0.00

Policy Draw Amount                                0.00

Total Limited Reimbursement Amount           33,583.33

Current month distribution to Credit
Enhancer                                     45,208.33

Net Loan Rate                                   13.79%

Note Rate - Class A-1 Notes                    6.3325%
Note Rate - Class A-2 Notes                    7.8400%
Note Rate - Class A-3 Notes                    8.1700%
Note Rate - Class A-4 Notes                    8.2700%

                                                      Beginning Note Balance    Ending Note Balance    Principal       Interest
                                                                                                     Distribution
                                        Class A-1 Notes     64,570,000.00          63,750,431.07         819,568.93     204,444.76

                                        Class A-2 Notes     18,887,000.00          18,887,000.00                  -     127,508.24

                                        Class A-3 Notes     29,790,000.00          29,790,000.00                  -     209,580.93

                                        Class A-4 Notes     41,753,000.00          41,753,000.00                  -     297,339.35
                                                            -------------    --------------------        -----------    ----------
                                           Total Notes     155,000,000.00         154,180,431.07         819,568.93     838,873.28


Certificates                                                         0.00

Prefunding Account                              Total Amount
------------------                           ----------------
Beginning Balance                              38,251,940.50
Interest Earned on Prefunding Account               5,030.39
Prior month Interest earned                             0.00
transferred to overcollateralization
Collection Period Subsequent Transfer                   0.00

                                             ----------------
Total Ending Prefunding Account Balance        38,256,970.89



Capitalized Interest Account Balance
-------------------------------------
Beginning Balance                                      616,241.09
Withdraw relating to prior month Collection Period           0.00

Interest Earned                                             81.03
                                                  ----------------
Total Ending Capitalized Interest Account Balance      616,322.12
                                                  ================


Beginning Overcollateralization Amount                 1,803,237.23
Overcollateralization Amount Increase (Decrease)         396,019.38
                                                    ---------------
Ending Overcollateralization Amount                    2,199,256.61
Outstanding Overcollaterization Amount                 3,680,864.79
                                                   ----------------
Required Overcollateralization Amount                  5,880,121.40




                                                              Number     Percent
                                                   Balance   of Loans    of Balance
                                                   -------   --------    ----------

Delinquent Loans (30 Days)                        29,991.96     1          0.03%
Delinquent Loans (60 Days)                             0.00     0          0.00%
Delinquent Loans (90+ Days) (1)                        0.00     0          0.00%
Foreclosed Loans                                       0.00     0          0.00%
REO                                                    0.00     0          0.00%

(1) 90+ Figures Include Foreclosures
and REO
                                                                  Percent of
                                        Liquidation To-Date       of Balance
                                       -------------------        ----------
Beginning Loss Amount                             0.00
Current Month Loss Amount                         0.00                0.00%
Ending Loss Amount                                0.00